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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-13897) and related Prospectus of U.S. Bancorp for the registration of 2,100,392 shares of its common stock to be issued in connection with the merger with United Financial Corp. and to the incorporation by reference therein of our reports dated February 17, 2006, with respect to the consolidated financial statements of U.S. Bancorp, U.S. Bancorp management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission and incorporated by reference in this Registration Statement.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
December 21, 2006

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Consent of Independent Registered Public Accounting Firm